Exhibit 99.1

COLLECTIVE ACQUISITION CORP. II

PROFORMA UNAUDITED BALANCE SHEET

	April 30, 2026	Pro Forma Adjustments (Unaudited)		As Adjusted (Unaudited)
Assets
Current assets
Cash	$1,031,745	(82,500)	(5)	$949,245
Prepaid expenses and insurance	155,100			155,100
Total current assets	1,186,845			1,104,345
Long-term prepaid insurance	77,500			77,550
Cash held in Trust Account	221,100,000	33,000,000	(1)	254,265,000
		330,000	(2)
		(247,500)	(3)
		82,500	(5)
Total Assets	$222,364,395	33,165,000		$255,446,895

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Current Liabilities
Accrued expenses	$2,500			$2,500
Accrued offering costs	75,366			75,366
Over-allotment option liability	173,701	(173,701)	(6)	—
Total Current Liabilities	251,567	(173,701)		77,866
Deferred underwriting fee payable	6,600,000	990,000	(4)	7,590,000
Total Liabilities	6,851,567	816,299		7,667,866

Commitments and Contingencies (Note 6)
Class A Ordinary Shares subject to Possible Redemption
Class A ordinary shares subject to possible redemption, $0.0001 par value; 25,300,000 shares at redemption value of $10.05 per share	221,100,000	32,692,000	(1)	254,265,000
		(245,190)	(3)
		(980,760)	(4)
		(239,364)	(7)
		1,938,314	(8)

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—			—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; 189,750 shares issued and outstanding (excluding 25,300,000 shares subject to possible redemption)	17	2	(6)	19
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 8,433,333 shares issued and outstanding(1)	843			843
Additional paid-in capital	—	308,000	(1)	—
		330,000	(2)
		(2,310)	(3)
		(9,240)	(4)
		(4,671)	(7)
		244,033	(7)
		(1,938,314)	(8)
		1,072,502	(9)

Accumulated deficit	(5,588,032)	173,701	(6)	(6,486,833)
		(1,072,502)	(9)
Total Shareholders’ Deficit	$(5,587,172)	(898,799)		$(6,485,971)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$222,364,395	32,609,500		$255,446,895

(1)	Includes up to 1,100,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. As a result of the full exercise of the over-allotment option, 1,100,000 Founder Shares no longer subject to forfeiture. (see Note 7).

See Note to Pro Forma Unaudited Balance Sheet.

COLLECTIVE ACQUISITION CORP. II

NOTES TO PROFORMA UNAUDITED BALANCE SHEET

(Unaudited)

Note 1 - Closing of over-allotment option and additional private placement

The accompanying unaudited proforma balance sheet presents the balance sheet of Collective Acquisition Corp. II (the “Company”) as of April 30, 2026 adjusted for the closing of the underwriters’ overallotment option and related transactions, which occurred on June 12, 2026, as described below.

On April 30, 2026, the Company consummated the initial public offering (the “Initial Public Offering”) of 22,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $220,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,837,500 private placement warrants (the “Private Placement Warrants”) at a price of $0.80 per Private Placement Warrant, in a private placement to the Company’s Sponsor, generating gross proceeds of $4,670,000. Each Unit consists of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment.

In connection with the Initial Public Offering, the underwriters were granted a 45-day option from the date of the Initial Public Offering to purchase up to an additional 3,300,000 Units to cover over-allotments if any. On June 12, 2026, the underwriters exercised their over-allotment option in full to purchase an additional 3,300,000 Units at $10.00 per Unit, generating gross proceeds of $33,000,000. As a result of the full exercise of the over-allotment option, 1,100,000 Founder Shares no longer subject to forfeiture.

As of June 12, 2026, a total of $33,165,000 of the net proceeds from the Initial Public Offering (including the full over-allotment close) and the sale of the Private Placement Warrants were placed in the trust account (the “Trust Account”).

Pro forma adjustments to reflect the full exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entry
1	Cash held in Trust Account	$33,000,000
	Class A ordinary shares subject to possible redemption		$32,692,000
	Additional paid-in capital		308,000
	To record the sale of 3,300,000 IPO over-allotment units at $10.00 per unit.

2	Cash held in Trust Account	$330,000
	Additional paid-in capital		$330,000
	To record sale of 412,500 additional Private Placement Warrants to Sponsor at $0.80 per Private Placement Warrant

3	Class A ordinary shares subject to possible redemption	$245,190
	Additional paid-in capital	2,310
	Cash held in Trust Account		$247,500
	To record additional cash underwriting fees

4	Class A ordinary shares subject to possible redemption	$980,760
	Additional paid-in capital	9,240
	Deferred underwriting fee		$990,000
	To record the accrual of deferred underwriting fee on over-allotment option.

5	Cash held in Trust Account	$82,500
	Cash		$82,500
	To record additional funding into the Trust Account

6	Over-allotment option liability	$173,701
	Accumulated deficit		$173,701
	To close OA option liability for the exercised over-allotment option of 3,300,000 units

7	Class A ordinary shares subject to possible redemption	$239,364
	Additional paid-in capital	4,671
	Class A ordinary shares		$2
	Additional paid-in capital		244,033
	To record fair value of additional representative shares issued at IPO due to full exercise of OA option units

8	Additional paid-in capital	$1,938,314
	Class A ordinary shares subject to possible redemption		$1,938,314
	Record accretion of ordinary shares subject to redemption an amount of $10.05 per share.

9	Accumulated deficit	$1,072,502
	Additional paid-in capital		$1,072,502
	Reclassify negative additional paid in capital to accumulated deficit.